UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2013

Commission File Number:  001-35522

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
04-3639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 1100, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 29, 2013, First PacTrust Bancorp, Inc. (the "Company") entered into a Common Stock Share Exchange Agreement (the "Exchange Agreement") with TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership ("SHOP V Fund"), pursuant to which SHOP V Fund may from time to time exchange its shares of the Company's Class B Non-Voting Common Stock, par value $0.01 per share ("Non-Voting Common Stock"), for shares of common stock, par value $0.01 per share ("Voting Common Stock"), issued by the Company, provided that immediately following any such exchange, SHOP V Fund's percentage ownership of Voting Common Stock does not exceed 9.99%. SHOP V Fund initially became a holder of the Company's Voting Common Stock and Non-Voting Common Stock as a lead investor in the November 2010 recapitalization of the Company (the "Recapitalization"), and currently holds 523,195 shares of Voting Common Stock and 1,044,579 shares of Non-Voting Common Stock. In connection with its investment in the Recapitalization, SHOP V Fund also was issued by the Company an immediately exercisable five-year warrant (the "SHOP V Fund Warrant") to purchase 240,000 shares of Non-Voting Common Stock or, to the extent provided therein, shares of Voting Common Stock in lieu of Non-Voting Common Stock.

SHOP V Fund was issued shares of Non-Voting Common Stock in the Recapitalization because at that time, a controlling interest in TCW Asset Management Company, the investment manager to SHOP V Fund, was held by a foreign banking organization, and in order to prevent SHOP V Fund from being considered a bank holding company under the Bank Holding Company Act of 1956, as amended, the number of shares of Voting Common Stock it purchased in the Recapitalization had to be limited to 4.99% of the total number of shares of Voting Common Stock outstanding immediately following the Recapitalization. In 2013, the foreign banking organization sold its controlling interest in SHOP V Fund, eliminating the need to limit SHOP V Fund's percentage ownership of Voting Common Stock to 4.99%. As a result, the Company and SHOP V Fund entered into the Exchange Agreement.

The shares of Non-Voting Common Stock that may be exchanged by SHOP V Fund pursuant to the Exchange Agreement include the 1,044,579 shares of Non-Voting Common Stock that SHOP V Fund currently holds (which consists of the 1,036,156 shares of Non-Voting Common Stock it purchased in the Recapitalization plus shares of Non-Voting Common Stock it acquired subsequent to the Recapitalization pursuant to the Company's Dividend Reinvestment Plan), any additional shares of Non-Voting Common Stock that SHOP V Fund acquires in the future pursuant to the Company's Dividend Reinvestment Plan and any shares of Non-Voting Common Stock that SHOP V Fund acquires pursuant to its exercise of the SHOP V Fund Warrant, provided that immediately following any such exchange, SHOP V Fund's percentage ownership of Voting Common Stock does not exceed 9.99%.

The foregoing description of the Exchange Agreement is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   June 4, 2013
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Common Stock Share Exchange Agreement